UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2019

BIOXYTRAN, INC.

(Exact Name if Business Issuer as specified in its Charter)

Nevada	001-35027	26-2797630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 Needham Street,
Suite 300

Newton MA, 02464

(Address of principal executive offices, including zip code)

(617) 494-1199

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	BIXT	OTCQB

Item 1.01. Entry Into a Material Definitive Agreement.

On October 22, 2019, Bioxytran, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Peak One SPA”) with Peak One Opportunity Fund, L.P. (“Peak One”) for the purchase of a Convertible Debenture in the aggregate principal amount of $120,000 (the “Peak One Debenture”), carrying an interest rate of 10%, and due on October 22, 2022. The purchase price on the Peak One Debenture was $108,000 and carried a commitment fee of $5,000 with the funds received by the Company on October 23, 2019.

The Peak One Debenture may be converted at any time after 120 days from the issue date into shares of Company’s common stock, par value $.001 per share (the “Common Stock”) at a price equal to equal to the lesser of (a) $1.00 or (b) Sixty Five percent (65%) of the lowest traded price (as reported by Bloomberg LP) of the Common Stock for the twenty (20) Trading Days immediately preceding the date of the date of conversion of the Debentures, subject to adjustment for certain penalties. The Peak One Debenture may be converted to up to a maximum of 4.99% of the issued and outstanding Common Stock of the Company provided that the percentage can be increased to 9.99% upon 61 days prior notice to the Company. The Peak One Debenture permits the Company to pre-pay its obligations at a premium prior to maturity. The Company issued a warrant to purchase 50,000 shares of its Common Stock with an exercise price of $2.00 per share expiring in 5 years with cashless exercise provisions.

On October 23, 2019, the Company issued a Convertible Promissory Note to Tangiers Global, LLC (“Tangiers”) in the aggregate principal amount of $106,300 (the “Tangiers Note”) carrying an interest rate of 8%, and due on October 22, 2020. The purchase price on the Tangiers Note carried an original issue discount of $6,300 with $100,000 in funds received by the Company on October 23, 2019. [To be discussed – Usage of Tangiers name and redaction of exhibit]

The Tangiers Note may be converted at any time after 180 days from the issue date into shares of Company’s Common Stock at a price equal to the lower of: (a) $.80 or (b) 65% of the lowest trading price of the Company’s Common Stock during the 20 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Tangiers Note, subject to adjustment for certain penalties. The Tangiers Note permits the Company to pre-pay its obligations at a premium prior to maturity. The Company issued a warrant to purchase 50,000 shares of its Common Stock with an exercise price of $2.00 per share expiring in 5 years with cashless exercise provisions.

On October 21, 2019 the Company entered into a Securities Purchase Agreement with PowerUp Lending Group Ltd. (“PowerUp”) for the purchase of a Convertible Promissory Note in the aggregate principal amount of $106,000 (the “PowerUp Note”) carrying an interest rate of 8% and due on October 22, 2020. The purchase price on the PowerUp Note was $106,000 and carried an original issue discount of $3,000 with the funds received by the Company on October 24, 2019.

The PowerUp Note may be converted at any time after 180 days from the issue date into shares of Company’s Common Stock at a price equal to 65% of the lowest trading price of the Company’s Common Stock during the 20 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Tangiers Note, subject to adjustment for certain penalties. The PowerUp Note may be converted to up to a maximum of 4.99% of the issued and outstanding Common Stock of the Company and permits the Company to pre-pay its obligations at a premium prior to maturity.

The Company reserved shares of its Common Stock for the conversion of all of the foregoing notes and provided piggy-back registration rights to all of the investors.

The foregoing description of the terms of the foregoing transactions does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as, respectively, Exhibits 10.28 through 10.34 to this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement

On the October 24, 2019, the Company repaid all of the outstanding principle and interest on the $250,000 Convertible Promissory Note to the Auctus Fund, LLC due October 24, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.28	Securities Purchase Agreement between Peak One Opportunity Fund, L.P. and Bioxytran, Inc., dated October 22, 2019.

10.29	8% Convertible Debenture of Bioxytran, Inc. to Peak One Opportunity Fund, L.P. in the Principal Amount of $120,000 dated October 22, 2019

10.30	Warrant to Purchase 50,000 shares of Common Stock of Bioxytran.

10.31	8% Convertible Note of Bioxytran, Inc. to Tangiers Global, LLC in the Principal Amount of $106,300 dated October 23, 2019

10.32	Warrant to Purchase 50,000 shares of Common Stock of Bioxytran.

10.33	Securities Purchase Agreement between PowerUp Lending Group Ltd. and Bioxytran, Inc., dated October 21, 2019.

10.34	8% Convertible Note of Bioxytran, Inc. to PowerUp Lending Group Ltd. in the Principal Amount of $106,000 dated October 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Dr. David Platt
Name:	Dr. David Platt
Title:	President and Chief Executive Officer

Dated: October 25, 2019

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